Registration Statement No. 333-158199-10
Dated March 25, 2009
Securities Act of 1933, Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. JPM-III TO PROSPECTUS SUPPLEMENT DATED MARCH 25, 2009
TO PROSPECTUS DATED MARCH 25, 2009

Credit Suisse

Return Enhanced Notes (REN)
Linked to the Performance of One or More Indices or Exchange Traded Funds or a Basket
and
Buffered Return Enhanced Notes (BREN)
Linked to the Performance of One or More Indices or Exchange Traded Funds or a Basket
and
Dual Directional Buffered Return Enhanced Notes (DD-BREN)
Linked to the Performance of One or More Indices or Exchange Traded Funds or a Basket
and
Notes Linked to a Weighted Basket of Two or More Return Enhanced Components

         The Return Enhanced Notes (REN), Buffered Return Enhanced Notes (BREN), Dual Directional Buffered Return Enhanced Notes (DD-BREN) and Notes linked to a weighted basket of two or more return enhanced components (either RENs, BRENs or DD-BRENs) offered by this product supplement, which we refer to as the "notes," will be linked to the performance of one or more indices, each of which we refer to as a "reference index," and/or one or more exchange traded funds, each of which we refer to as a "fund," or to a weighted basket of reference indices and/or funds or return enhanced components. We refer to any such weighted basket as the "basket" and to each reference index or fund included in a basket as a "basket component." We refer generally to any reference index, fund or basket component as an "underlying."

         This product supplement describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified in this product supplement. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

         The one or more underlyings or the basket to which the notes will be linked will be specified in the applicable pricing supplement. The maturity date of the notes will be specified in the applicable pricing supplement, subject to postponement if a market disruption event occurs on the final valuation date, unless otherwise specified in the applicable pricing supplement.

         Unless otherwise specified in the applicable pricing supplement, the payment at maturity will depend on either the performance of one or more underlyings or the performance of the basket and whether the notes offered pursuant to the applicable pricing supplement are Return Enhanced Notes (REN), Buffered Return Enhanced Notes (BREN), Dual Directional Buffered Return Enhanced Notes (DD-BREN) or Notes linked to a weighted basket of two or more return enhanced components, as described more fully in this product supplement. For information regarding the calculation of your payment at maturity, see "Description of the Notes—Payment at maturity." Any payment at maturity you will be entitled to receive is subject to our ability to pay our obligations as they become due.

         Please refer to "Risk Factors" beginning on page PS-3 of this product supplement for risks related to an investment in the notes.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

The date of this product supplement is March 25, 2009.

        You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these notes. The information in this document may only be accurate on the date of this document.

        The notes described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes.

        We are offering the notes for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of the relevant underlying supplement, as applicable, this product supplement or the accompanying prospectus supplement or prospectus and the offering of the notes in some jurisdictions may be restricted by law. If you possess the relevant underlying supplement, as applicable, this product supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. The relevant underlying supplement, as applicable, this product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these notes and are not soliciting an offer to buy these notes in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Underwriting" section of this product supplement.

        In the relevant underlying supplement, as applicable, this product supplement and accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse and its consolidated subsidiaries, and references to "dollars" and "$" are to U.S. dollars.

i

SUMMARY

        The following is a summary of the terms of the notes and factors that you should consider before deciding to invest in the notes. You should read the relevant underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus carefully to understand fully the terms of the notes and other considerations that are important in making a decision about investing in the notes. You should, in particular, review the "Risk Factors" section of this product supplement, which sets forth a number of risks related to the notes. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus. The pricing supplement for each offering of notes will contain the specific information and terms of that offering. If any information in the applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement or prospectus, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement or prospectus. It is important for you to consider the information contained in the relevant underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus as well as the applicable pricing supplement in making your investment decision.

        What are the Return Enhanced Notes ("REN"), the Buffered Return Enhanced Notes ("BREN"), the Dual Directional Buffered Return Enhanced Notes ("DD-BREN") and the Notes linked to a weighted basket of two or more return enhanced components and how is the payment at maturity calculated?

        The Return Enhanced Notes, Buffered Return Enhanced Notes, Dual Directional Buffered Return Enhanced Notes and Notes linked to a weighted basket of two or more return enhanced components, or the "notes," are medium-term notes issued by us, the return on which is linked to the performance of one or more underlyings, a basket or two or more return enhanced components, as specified in the applicable pricing supplement. At maturity, you will be entitled to receive a cash payment equal to the payment at maturity, as described in this product supplement.

        For a description of how the payment at maturity will be calculated, please refer to "Description of the Notes—Payment at maturity" herein.

Are there risks involved in investing in the notes?

        An investment in the notes involves risks. Please see the "Risk Factors" section beginning on page PS-2.

Are the notes principal protected?

        An investment in the notes is not principal protected. In addition, any payment you are entitled to receive at maturity is subject to our ability to pay our obligations as they become due.

Will I receive interest on the notes?

        You will not receive any interest payments on the notes for the entire term of the notes.

Will there be an active trading market in the notes?

        Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the notes. Credit Suisse Securities (USA) LLC ("CSSU") currently intends to make a market in the notes, although it is not required to do so and may stop making a market at any time.

        If you have to sell your notes prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

What are the United States federal income tax consequences of investing in the notes?

        Please refer to "Certain United States Federal Income Tax Considerations" herein for a discussion of certain United States federal income tax considerations for making an investment in the notes.

RISK FACTORS

        A purchase of the notes involves risks. This section describes significant risks relating to the notes. You should read the following information about these risks, together with the other information contained or incorporated by reference in the relevant underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus before investing in the notes.

The notes are not principal protected

        An investment in the notes is not principal protected, and you may receive less at maturity than you originally invested in the notes, or you may receive nothing. For notes that are RENs, if the final level of the relevant underlying or the basket, as applicable, is less than its initial level, you will be fully exposed to any depreciation in such underlying or the basket, as applicable. In the case of a REN, the payment at maturity you will be entitled to receive will be less than the principal amount of the notes, and you could lose your entire investment if the final level is less than the initial level. For notes that are BRENs or DD-BRENs, if the final level is less than the initial level by more than the buffer amount, you will be fully exposed to any depreciation in such underlying or the basket, as applicable, in excess of the buffer amount, and, if the applicable pricing supplement specifies a downside leverage factor greater than 1.0 or 100%, as applicable, you will be fully exposed to any such depreciation in excess of the buffer amount on a leveraged basis. In the case of a BREN or a DD-BREN, the payment at maturity you will be entitled to receive will be less than the principal amount of notes and you could lose your entire investment if the final level is less than the initial level by more than the buffer amount. For notes that are linked to a weighted basket of two or more return enhanced components, you may lose some or all of your investment if the component return for one or more of the return enhanced components is negative. Any payment you are entitled to receive at maturity is subject to our ability to satisfy our obligations as they become due. Please refer to "Description of the Notes—Payment at maturity" herein.

The notes do not pay interest

        We will not pay interest on the notes. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the payment at maturity is based on the performance of the relevant underlying or the basket, as applicable. Because the payment due at maturity may be less than the amount originally invested in the notes, the return on the notes (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each note may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Any payment at maturity is subject to our ability to pay our obligations as they become due.

The notes are subject to the credit risk of Credit Suisse

        Although the return on the notes will be based on the performance of the one or more underlyings or basket, as applicable, the payment of any amount due on the notes, including any applicable interest payments, early redemption payment or payment at maturity, is subject to the credit risk of Credit Suisse. Investors are dependant on Credit Suisse's ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market's view of our creditworthiness. In addition, any decline in our credit ratings or any increase in our credit spreads is likely to adversely affect the market value of the notes prior to maturity.

The notes may pay less than the full underlying appreciation

        If the notes are subject to a maximum return or a fixed payment percentage, the payment at maturity will be limited to such maximum return or such fixed payment percentage, even if the appreciation of the relevant underlying, basket or return enhanced component, as applicable, is greater than such maximum return or fixed payment percentage.

There is potential for magnified losses on underlying returns

        For notes that are BRENs, DD-BRENs or notes linked to a weighted basket of two or more return enhanced components, any of which are BRENs or DD-BRENS, if the final level decreases from the initial level by more than the buffer amount, if any, specified in the applicable pricing supplement, you will be fully exposed to any depreciation in excess of the buffer amount. If the applicable pricing supplement specifies a downside leverage factor greater than 1.0 or 100%, as applicable, then you will be fully exposed to any depreciation in excess of the buffer amount on a leveraged basis. Accordingly, to the extent the applicable downside leverage factor is greater than 1.0 or 100% and the depreciation in the relevant underlying, the basket or the return enhanced component exceeds the buffer amount, if any, the loss on a percentage basis will exceed the actual depreciation on a percentage basis, which will in turn have a negative impact on your payment at maturity.

The weight of each underlying or return enhanced component included in the basket may be determined on a date later than the pricing date

        If so specified in the applicable pricing supplement, the weight of each underlying or return enhanced component included in the basket, as applicable, may be determined on a date or dates after the pricing date. For example, the applicable pricing supplement may specify that the weights of the underlyings or return enhanced component included in the basket will be determined based on the relative magnitude of the return of the underlying for each underlying on a specified valuation date. As a result, if the applicable pricing supplement so specifies, you will not know the weight assigned to each underlying until a date later than the pricing date, and you may not know the weight assigned to each underlying in the basket prior to the final applicable valuation date.

The payment at maturity may be dependant on the performance of the lowest performing underlying

        If specified in the applicable pricing supplement, the payment at maturity may be dependant on the performance of the lowest performing of two or more underlyings. In this case, your notes will not be linked to a basket of the underlyings and therefore, you will be exposed to the performance of each individual underlying to the same extent. For example, if the applicable pricing supplement specifies that your notes are linked to three underlyings and the return will be based on the performance of the lowest performing underlying, the return on your investment will be negative if the level of one of the underlyings decreases during the term of the notes (and in the case of BRENs and DD-BRENs, if such decrease is greater than the buffer amount), even if level of two of the underlyings increase during the term of the notes.

The final level for any relevant underlying or the basket may be less than the closing level for such underlying or the basket on the maturity date of the notes or at other times during the term of the notes

        The calculation agent will calculate the payment at maturity by comparing only the initial level and final level of any relevant underlying or the basket, as applicable, on the valuation date or dates specified in the applicable pricing supplement. Because the final level for any relevant underlying or the basket, as applicable, is calculated based on the closing level of such underlying or the basket, as applicable, on the valuation date or dates, the closing level of such underlying or the basket, as applicable, on the maturity date or at other times during the term of the notes, including dates near the valuation date or dates, could be higher than the final level for such underlying or the basket, as applicable. This difference could be substantial if there is a significant increase in the closing level of any relevant underlying or the basket, as applicable, after the final valuation date, if there is a significant decrease in the closing level of any relevant underlying or the basket, as applicable, around the time of the valuation date or dates or if there is significant volatility in the closing level of such underlying or the basket, as applicable, during the term of the notes (especially on dates near the valuation date or dates). For example, when the valuation date for any relevant underlying or the basket, as applicable, is near the end of the term of the notes, then if the closing level for such underlying or the basket, as applicable, increases or remains relatively constant during the initial term of the notes and then decreases below the initial level, the final level may be significantly less than if it were calculated on a date earlier than the valuation date. In this case, you may receive a lower payment at maturity than you would have received if you had invested directly in the basket, the underlying, or the stocks comprising the underlying for which there is an active secondary market.

The notes are not designed to be short-term trading instruments

        The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount, even in cases where the relevant underlying or basket has appreciated during the term of the notes. The potential returns described in the applicable pricing supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity. You should be willing and able to hold your notes to maturity.

If any relevant underlying is comprised of equity components, an investment in the notes is not the same as an investment in the stocks comprising such underlying

        If any relevant underlying is comprised of equity components, the payment of dividends on the stocks which comprise such underlying generally has no effect on the calculation of the level of such underlying. Therefore, the return on your investment which is based on the percentage change in the relevant underlying or the basket, as applicable, is not the same as the total return based on the purchase of the stocks comprising such underlying or the basket, as applicable. As an investor in the notes, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks that comprise the relevant underlying.

There may be little or no secondary market for the notes

        Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily or at a price advantageous to you. CSSU currently intends to make a market in the notes, although it is not required to do so and may stop making a market at any time. If you have to sell your notes prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

You have no rights against the sponsor of any relevant underlying or, if any relevant underlying is comprised of equity components, any issuers of the stocks that comprise such underlying

        You will have no rights against the sponsor of any relevant underlying or, if any relevant underlying is comprised of equity components, any issuers of the stocks that comprise such underlying. The notes are not sponsored, endorsed, sold or promoted by any sponsor of any such underlying or any such issuer. No sponsor of any relevant underlying or any such issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. No sponsor of any relevant underlying or any such issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in notes generally or the notes in particular, or the ability of any relevant underlying to track general market performance. Unless otherwise provided in the applicable pricing supplement, the sponsor of any relevant underlying's only relationship to us is in the licensing of trademarks or service marks and certain trade names and the use of such underlying, which is determined, composed and calculated by the sponsor of such underlying without regard to us or the notes. The sponsor of such underlying has no obligation to take our needs or your needs into consideration in determining, composing or calculating such underlying. No sponsor of any relevant underlying or any issuer of a stock comprising such underlying is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the notes to be issued or in the determination or calculation of the equation by which the payment at maturity of the notes is to be determined. No sponsor of any relevant underlying or any such issuer has any liability in connection with the administration, marketing or trading of the notes.

The United States federal income tax consequences of the notes are uncertain

        No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the notes and we cannot assure you that the IRS or any court will agree with the tax treatment described under "Certain United States Federal Income Tax Considerations" in this product supplement.

The market value of the notes may be influenced by many factors that are unpredictable

        Many factors, most of which are beyond our control, will influence the value of the notes and the price at which CSSU may be willing to purchase or sell the notes in the secondary market, including:

  •
  the current level of any relevant underlying or the basket, as applicable;

  •
  interest and yield rates in the market;

  •
  the volatility of any relevant underlying or the basket, as applicable;

  •
  if the notes are linked to the shares of a fund, the composition of such fund and any changes to the tracking index;

  •
  the occurrence of certain events to a fund that may or may not require an adjustment to the applicable share adjustment factor;

  •
  economic, financial, political and regulatory or judicial events that affect the stocks comprising any relevant underlying or the basket, as applicable, or stock markets generally and which may affect the level of any relevant underlying or the basket;

  •
  the exchange rate and the volatility of the exchange rate between the U.S. dollar and foreign currencies, to the extent that any of the stocks comprising the relevant underlying are denominated in a currency other than the currency in which such underlying is denominated;

  •
  the time remaining to the maturity of the notes;

  •
  the dividend rate on the stocks comprising any relevant underlying; and

  •
  our creditworthiness, including actual or anticipated downgrades to our credit ratings.

        Some or all of these factors may influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from any other factor or factors.

Our hedging activity may affect the value of the stocks comprising any relevant underlying and therefore the market value of the notes

        We expect to hedge our obligations under the notes through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the stocks comprising any relevant underlying or in other instruments, such as options, swaps or futures, based upon the underlying or stocks comprising such underlying. This hedging activity could affect the value of the stocks included in the relevant underlying and therefore the market value of the notes. Assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU is willing to purchase the notes in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by CSSU, as a result of dealer discounts, mark-ups or other transaction costs. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the market value of the notes declines.

Historical performance of any relevant underlying or the basket, as applicable, is not indicative of future performance

        The future performance of any relevant underlying or the basket, as applicable, cannot be predicted based on its historical performance. We cannot guarantee that the level of any such underlying or the basket will be at a level that would result in a positive return on your overall investment in the notes.

Your return on the notes, if any, generally will not reflect any payments made with respect to the stocks comprising any relevant underlying

        Your return on the notes, if any, will not reflect the return you would realize if you actually owned the stocks comprising any relevant underlying and received payments made with respect to such stocks. This is because the calculation agent will calculate the amount payable to you at maturity by reference to the level of such underlying on the relevant valuation date.

        The closing level of any relevant underlying generally reflects the prices of the stocks comprising such underlying as calculated by the sponsor of such underlying without taking into consideration the value of any payments to the holders of those stocks. There are certain indices, however, generally referred to as total return indices, that include distributions paid on the stocks included in the index in the index return. If an index (or an index tracked by a fund, each a "tracking index") is described as a total return index with 100% distribution reinvestment, the distributions paid on the stocks comprising such index (or tracking index) are deemed to be reinvested in such index (or tracking index), so that the level of such index (or tracking index) would include such distributions.

Adjustments to the relevant underlying could adversely affect the notes

        The sponsor of a relevant underlying is responsible for calculating and maintaining such underlying. The relevant underlying sponsor can add, delete or substitute the components comprising the relevant underlying or make other methodological changes that could change the value of such underlying at any time. The relevant underlying sponsor may discontinue or suspend calculation or dissemination of the relevant underlying.

        If one or more of these events occurs, the calculation of the payment at maturity will be adjusted to reflect such event or events. Please refer to "Description of the Notes—Adjustments to the calculation of a reference index" and to "Description of the Notes—Adjustments to the calculation of a fund." Consequently, any of these actions could adversely affect the payment at maturity and/or the market value of the notes.

In the case of any relevant fund, the policies of the fund sponsor and changes that affect such fund or any relevant tracking index could adversely affect the amount payable on your notes and their market value

        The policies of the sponsor of any relevant fund concerning the calculation of the fund's net asset value, additions, deletions or substitutions of securities in such fund and the manner in which changes affecting any relevant tracking index could affect the market price of the shares of the fund and, therefore, the amount payable on your notes on the maturity date and the market value of your notes before that date. The amount payable on your notes and their market value could also be affected if the fund sponsor changes these policies, for example, by changing the manner in which it calculates the fund's net asset value, or if the fund sponsor discontinues or suspends calculation or publication of the fund's net asset value, in which case it may become difficult to determine the market value of the notes. If events such as these occur or if the closing price of shares of the fund is not available on the relevant valuation date because of a market disruption event or for any other reason, the calculation agent may determine the price of the shares of the fund on the relevant valuation date and thus the amount payable on the maturity date in a manner it considers appropriate in its sole discretion.

The policies of the investment advisor for a fund and changes that affect the index tracked by such fund could adversely affect the value of the notes

        The policies of a fund's investment advisor concerning the calculation of the fund's net asset value, additions, deletions or substitutions of stocks held by such fund and the manner in which changes affecting the tracking index are reflected in the fund could affect the market price of shares of the fund. Therefore, such policies could affect the amount payable on your notes at maturity and the trading value of your notes prior to maturity. Such amounts payable on your notes and their trading value could also be affected if the fund's investment advisor changes these policies. For example, if the fund's investment advisor changed the manner in which it calculates the fund's net asset value, or if the fund's investment advisor discontinues or suspends calculation or publication of the fund's net asset value, it may become difficult to determine the market value of your notes. If events such as these occur, or if the trading price of shares of a fund is not available at the valuation time on its relevant exchange on the applicable valuation date, the calculation agent may determine the final share price for the fund on the applicable valuation date and thus the payment at maturity in a manner it considers appropriate, in its sole discretion.

We and our affiliates generally do not have any affiliation with the investment advisor of a fund and are not responsible for its public disclosure of information

        Each investment advisor of a fund advises that fund on various matters including matters relating to the policies, maintenance and calculation of the fund. Unless otherwise specified in the applicable pricing supplement, we and our affiliates generally are not affiliated with the investment advisor of a fund in any way (except for licensing arrangements) and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding their methods or policies relating to the fund. Except in cases where we or an affiliate is the investment advisor of a fund, the investment advisor is not involved in this offering of notes in any way and has no obligation to consider your interests as an owner of the notes in taking any actions relating to the fund that might affect the value of your notes.

        Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about a fund or the investment advisor of such fund (except to the extent that we or an affiliate is the investment advisor of such fund) contained in any public disclosure of information by such investment advisor. You, as an investor in the notes, should make your own investigation into the fund.

Even if the stocks held by the fund or included in the fund's tracking index are all part of the same industry, such stocks are not necessarily representative of that industry

        Even if a fund or a fund's tracking index purports to be representative of a particular industry, the performance of such fund may not correlate with the performance of the entire industry as represented by the stocks held by the fund or included in the fund's tracking index. The fund may decline in value even if the industry as a whole rises in value. Furthermore, one or more of the issuers of the stocks held by the fund or included in the fund's tracking index may engage in new lines of business unrelated to the particular industry or cease to be involved in lines of business in the particular industry. The stocks held by the fund or included in the fund's tracking index may not vary even if one or more of the issuers of such stocks are no longer involved in the particular industry.

If the stocks held by the fund or included in the fund's tracking index are all part of the same sector, there are risks associated with a sector investment

        If the stocks held by the fund or included in the fund's tracking index are all part of the same sector, the performance of notes linked to such fund is dependant upon the performance of issuers of stocks in a particular sector of the economy. Consequently, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the particular sector than an investment linked to a more broadly diversified underlying.

We cannot control the actions of the issuers whose stocks are held by the fund or included in the fund's tracking index

        We cannot control the actions of the issuers of the stocks held by the fund or included in the fund's tracking index and actions by such issuers may have an adverse effect on the value of the notes or the stocks held by the fund or included in the fund's tracking index. In addition, these issuers are not involved in the offering of the notes and have no obligations with respect to the notes, including any obligation to take our interests or yours into consideration for any reason. These issuers will not receive any of the proceeds of this offering of the notes and are not responsible for, and have not participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These issuers are not involved with the administration, marketing or trading of the notes and have no obligations with respect to the amount to be paid to you at maturity.

The correlation between the performance of a fund and the performance of such fund's tracking index may be imperfect

        The performance of a fund is linked principally to the performance of the fund's tracking index. However, the performance of a fund is also generally linked in part to shares of other funds because funds generally invest a specified percentage, e.g., 10%, of their assets in the shares of other funds. In addition, while the performance of a fund is linked principally to the performance of such fund's tracking index, funds generally invest in a representative sample of the stocks included in such fund's tracking index and generally do not hold all or substantially all of the stocks included in such fund's tracking index. Finally, the performance of a fund and of the fund's tracking index will generally vary due to transaction costs, certain corporate actions and timing variances.

        Imperfect correlation between the stocks held by a fund and the stocks included in such fund's tracking index; the performance of the shares of other funds, if applicable; rounding of prices; changes to a fund's tracking index; and changes to regulatory policies, may cause the performance of a fund to differ from the performance of the fund's tracking index. In addition, because shares of funds are traded on exchanges and are subject to market supply and investor demand, the market value of one share of a fund may differ from its net asset value per share and the shares of a fund may trade at, above or below their net asset value per share.

        Because of the potential discrepancies identified above, the return on a fund may correlate imperfectly with the return on the fund's tracking index.

For notes linked to the performance of more than one underlying, you will be fully exposed to the risk of fluctuations in the levels of each underlying

        If the applicable pricing supplement specifies that the notes are linked to the performance of more than one underlying, the notes will be linked to the individual performance of each underlying. In such case, because such notes are not linked to a basket, in which the risk is mitigated and diversified among all of the components of a basket, you will be exposed to the risk of fluctuations in the levels of the underlyings to the same degree for each underlying. For example, the applicable pricing supplement could specify that the notes are linked to a basket comprised of two indices and a fund or that the notes are linked to the lowest performing of each of two indices and a fund. In the case of notes linked to such a basket, the return would depend on the weighted aggregate performance of the basket components as reflected by the basket return. Thus, the depreciation of any basket component could be mitigated by the appreciation of another basket component, to the extent of the weightings of such components in the basket. In the case of notes linked to the lowest performing of each of two indices and a fund, the individual performances of each of the indices and the fund would not be combined to calculate your return and the depreciation of any such underlying would not be mitigated by the appreciation of any other underlying. Instead, your return would depend on the lowest performing of the three underlyings to which the notes are linked.

In the case of notes linked to a basket, the basket components may not be equally weighted

        The notes may be linked to a basket composed of more than one underlying. Each such basket component may have a different weight in determining the value of the basket, depending on the component weightings specified in the applicable pricing supplement. For example, for a basket composed of four components, the applicable pricing supplement may specify that the weighting of the four components will be as follows: 18%, 20%, 33%, and 29%. One consequence of such an unequal weighting of the basket components is that if a higher-weighted basket component performs poorly and a lower-weighted basket component performs well, the basket closing level will reflect the poor performance of the higher-weighted basket component more than it reflects the strong performance of the lower-weighted basket component, which may have an adverse effect on the value of the notes.

If the notes are linked to a basket, changes in the value of one or more of the basket components comprising the basket may offset each other

        If the notes are linked to a basket comprised of two or more underlyings, price movements in the underlyings comprising the basket may not correlate with each other. At a time when the level of one or more of the underlyings comprising the basket increases, the level of one or more of the other underlyings comprising the basket may not increase as much or may decline.

        Therefore, in calculating the basket level as of any valuation date, increases in the level of one or more of the underlyings comprising the basket may be moderated, or wholly offset, by declines in the level of one or more of the other underlyings comprising the basket. You can review the historical levels of each of the underlyings comprising the basket in the applicable pricing supplement. However, you cannot predict the future performance of any of the underlyings comprising the basket or of the basket as a whole, or whether increases in the levels of any of the underlyings comprising the basket will be offset by decreases in the levels of other underlyings, based on their historical performance.

The notes may be subject to foreign currency risk if any relevant underlying contains an equity index or fund comprised of foreign equity securities

        If any relevant underlying contains an equity index or fund and the stocks comprising such underlying are not denominated in the same currency as such underlying, the notes may be subject to foreign currency risk. Because the prices of the stocks comprising the relevant underlying (if such underlying is an equity index or fund) will be converted into the currency in which such underlying is denominated (the "base currency") for the purposes of calculating the value of such underlying, your investment will be exposed to currency exchange risk with respect to each of the countries represented in such underlying which do not use the base currency. Your net exposure to such risk will depend on the extent to which the currencies in which the stocks comprising such underlying are denominated, other than the base currency, strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which the stocks comprising such underlying are denominated, the value of such underlying may be adversely affected, and the payment at maturity for the notes at maturity may be reduced. Of particular importance to potential currency exchange risks are: existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the relevant countries represented in any relevant underlying. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in such underlying and other countries important to international trade and finance.

        If any relevant underlying contains an equity index or fund comprised of stocks denominated in a currency other than U.S. dollars, the notes, which are denominated in U.S. dollars, are subject to foreign currency risk because the return on the notes is linked to the performance of such underlying, the value of which is dependant on the stocks denominated in a currency other than U.S. dollars. Foreign currency risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may adversely affect the values of the stocks comprising such underlying, the level of such underlying and the value of the notes.

There may be potential conflicts of interest

        We, CSSU and/or any other affiliate may from time to time buy or sell futures contracts related to the stocks comprising any underlying or derivative instruments related to any underlying for our or their own accounts in connection with our or their normal business practices. Although we do not expect them to, these transactions could affect the price of such stocks or the value of any underlying, and thus affect the market value of the notes.

        In addition, because Credit Suisse International, which is initially acting as the calculation agent for the notes, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

        Further, for any reference index created on the basis of the HOLT methodology, such methodology and the reference index created on the basis of such methodology, were developed by Credit Suisse Securities (Europe) Limited, an affiliate of ours, based on the scoring methodology for composing and rebalancing the reference index developed by HOLT, a division of ours. In such cases, the reference index is rebalanced periodically by HOLT. Because determinations made by Credit Suisse Securities (Europe) Limited and HOLT may affect the payment at maturity, potential conflicts of interest may exist between us and our affiliates and you.

        Finally, we and our affiliates may, now or in the future, engage in business with the issuers of the stocks comprising an underlying, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. We or our affiliates may have also published and may in the future publish research reports regarding some or all of the issuers of the stocks included in an underlying. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the stocks included in such underlying and/or the level of such underlying and, consequently, the market price of the notes and the payment at maturity.

The inclusion in the original issue price of each agent's commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity

        While the payment at maturity will be based on the full principal amount of your notes as described in the applicable pricing supplement, the original issue price of the notes includes each agent's commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. Such agent's commission includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU will be willing to purchase the notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by CSSU a result of such compensation or other transaction costs.

For notes linked to the performance of a fund, anti-dilution protection is limited

        For notes linked to the performance of a fund, the calculation agent will make adjustments to the share adjustment factor applicable to a fund for certain events affecting such fund. The calculation agent is not required, however, to make such adjustments in response to all actions. If such an event occurs and the calculation agent is not required to make an adjustment, the value of the notes may be materially and adversely affected. See "Description of the Notes—Anti-dilution adjustments for funds" for further information.

Market disruptions may adversely affect your return

        The calculation agent may, in its discretion, determine that the markets have been affected in a manner that prevents it from properly valuing any relevant underlying on any trading day during the term of the notes or from calculating the payment at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more of the valuation dates and the maturity date will be postponed and your return will be adversely affected. No interest or other payment will be payable as a result of such postponement.

A market disruption event may postpone the calculation of the closing level on a valuation date or the maturity date

        If the calculation agent determines that a market disruption event, as defined below, exists in respect of any relevant underlying on a valuation date, then such valuation date for that underlying will be postponed to the first succeeding underlying business day, as defined below, on which the calculation agent determines that no market disruption event exists in respect of such underlying, unless the calculation agent determines that a market disruption event in respect of such underlying exists on each of the five underlying business days immediately following the scheduled valuation date. In that case, (a) the fifth underlying business day following the scheduled valuation date will be deemed to be the valuation date for such underlying, notwithstanding the existence of a market disruption event in respect of such underlying, and (b) the calculation agent will determine the closing level for such final valuation date on that fifth succeeding underlying business day in accordance with the formula for and method of calculating such underlying last in effect prior to the commencement of the market disruption event in respect of such underlying using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in any component comprising a reference index has been materially suspended or materially limited, or if the underlying is a fund, its good faith estimate of the prices that would have prevailed on the applicable exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed final valuation date, of each component comprising the underlying (subject to the provisions described under "Description of the Notes—Adjustments to the calculation of a reference index" and "Description of the Notes—Adjustments to the calculation of a fund" below). If the notes are linked to a basket consisting of more than one basket component, the valuation date or dates for each basket component not affected by a market disruption event will be the scheduled valuation dates.

        In the event that a market disruption event exists in respect of one or more relevant underlyings on the final valuation date, the maturity date of the notes will be postponed to the fifth business day following the day as of which a closing level for each of the relevant underlyings has been calculated. Consequently, the existence of a market disruption event could result in a postponement of the maturity date, but no interest or other payment will be payable because of such postponement. Please refer to "Description of the Notes—Maturity date" and "Description of the Notes—Market disruption events".

Holdings of the notes by our affiliates and future sales may affect the price of the notes

        Certain of our affiliates may purchase some of the notes for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the notes offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the notes held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the notes may fall. The negative effect of such sales on the prices of the notes could be more pronounced if secondary trading in the notes is limited or illiquid.

We and our affiliates and agents may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the notes and any such research, opinions or recommendations could affect the level of any underlying or the basket, as applicable, to which the notes are linked or the market value of the notes

        We or our affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the notes, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice.

Our right to use any underlying may be suspended or terminated

        We have been granted, or will be granted, a non-exclusive right to use the relevant underlyings and related trademarks in connection with the offering of the notes. If we breach our obligations under any license, the sponsors of such underlying may have the right to terminate the license. If the sponsors choose to terminate their license agreement with us, we may no longer have the right under the terms of the license agreement to use the relevant underlying and related trademarks in connection with the notes until their maturity. If our right to use any underlying to which your notes are linked is suspended or terminated for any reason, it may become difficult for us to determine the level of that underlying and consequently the interest, payment at maturity or any other amounts payable on your notes. The calculation agent in this case will determine the reference index level, fund level, or basket level or the fair market value of the notes in its sole discretion.

There is no assurance that an active trading market will continue for the shares of a fund or that there will be liquidity in the trading market

        Although shares of the funds to which your notes may be linked, are listed for trading on various securities exchanges and a number of similar products have been traded on other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of such funds or that there will be liquidity in the trading market.

        In addition, each fund is subject to management risk, which is the risk that the investment advisor's investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, an investment advisor may invest a portion of the fund's assets in securities not included in the relevant industry or sector but which the investment advisor believes will help the fund track the relevant industry or sector.

As of the date of this product supplement, we are currently one of the companies that make up the MSCI® EAFE Index

        We are currently one of the companies that make up the MSCI EAFE® Index, but we are not affiliated with any of the other companies whose stock is included in the MSCI EAFE® Index. In the case of notes linked to the MSCI EAFE® Index, we will have no ability to control the actions of the other companies, that constitute such index, including actions that could affect the value of the stocks underlying the MSCI EAFE® Index. None of the money you pay us will go to the sponsor of the MSCI EAFE® Index or any of the other companies included in the MSCI EAFE® Index and none of those companies will be involved in the offering of the notes in any way. Neither those companies nor the sponsor of the MSCI EAFE® Index will have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of the notes.

Unless otherwise specified in the applicable pricing supplement, we are not currently affiliated with any company included in any underlying with the exception of the MSCI EAFE® Index

        Unless otherwise specified in the applicable pricing supplement, we are not currently affiliated with any of the companies whose stock comprise any of the underlyings, with the exception of the MSCI EAFE® Index. As a result, we have no ability to control the actions of such other companies, including actions that could affect the value of the stocks comprising the underlyings or your notes. Neither they nor we will have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes.

An investment in the notes may be subject to risks associated with non-U.S. securities markets

        The components comprising the underlyings may have been issued by non-U.S. companies. Investments in notes linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility and governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the "SEC"), and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

        The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country's government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

        The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible. The risks of the economies of emerging market countries are relevant for notes linked to an underlying composed of securities traded in one or more emerging market countries or a basket of such underlyings.

CREDIT SUISSE

        Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse's registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse's registered head office is located at Paradeplatz 8, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

        Credit Suisse may act through any of its branches in connection with the notes as described in this product supplement and the accompanying prospectus supplement and prospectus.

        Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

        For further information about our company, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under "Incorporation by Reference" on page S-9 of the prospectus supplement and "Where You Can Find More Information" on page 2 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

        Unless otherwise specified in the applicable pricing supplement, we intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the notes. In addition, we may also invest the proceeds temporarily in short-term securities.

        One or more of our affiliates before and following the issuance of any securities may acquire or dispose of positions relating to any underlying or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, such underlyings or the stocks included in or comprising any underlyings to hedge our obligations under the notes. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the underlyings. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any underlying, there can be no assurance that the levels of the underlyings will not be affected.

        From time to time after issuance and prior to the maturity of the notes, depending on market conditions (including the levels of the underlyings), in connection with hedging certain of the risks associated with the notes, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the underlyings, or the stocks included in or comprising any underlying. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in any underlying or the stocks included in or comprising any underlying, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any notes. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates' hedging activities will not be limited to any particular exchange or market.

        The original issue price of the notes will include the commissions paid to CSSU with respect to the notes and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

 DESCRIPTION OF THE NOTES

        This description of the terms of the notes adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the accompanying prospectus supplement and prospectus, you should rely on this description. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

General

        The notes are medium-term notes as described in the accompanying prospectus supplement and are linked to the performance of one or more underlyings or a weighted basket. The applicable pricing supplement will specify the relevant underlyings or the basket to which the notes are linked.

        The notes will not be listed on any securities exchange.

Interest

        We will not pay you interest during the term of the notes.

Redemption at the option of the note holder; defeasance

        The notes are not subject to redemption at our option or repayment at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities—Defeasance."

Maturity date

        The maturity date of the notes will be specified in the applicable pricing supplement and is subject to postponement as described herein under "—Market disruption events." Unless otherwise specified in the applicable pricing supplement, no interest or other payment will be payable because of any postponement of the maturity date.

Payment at maturity

        Unless previously redeemed, or purchased by us and cancelled, each note will be redeemed on the maturity date at the cash payment described below.

        Unless otherwise specified in the applicable pricing supplement, the payment at maturity on the notes will depend on whether the notes offered pursuant to the applicable pricing supplement are Return Enhanced Notes (REN), Buffered Return Enhanced Notes (BREN), Dual Directional Buffered Return Enhanced Notes (DD-BREN) or Notes linked to a weighted basket of two or more REN, BREN or DD-BREN components, as described below.

Return Enhanced Notes (REN)

        The Return Enhanced Notes, which do not feature a buffer, will be linked to the performance of an underlying or a basket, as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the payment at maturity you will be entitled to receive will be based on the value of the final level of the underlying or basket, as applicable, relative to the initial level and will be calculated as follows:

  •
  If the final level is greater than the initial level, you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes that provides you with a return on your investment equal to the underlying return multiplied by, if applicable, the upside leverage factor, subject, if applicable, to the maximum return or fixed payment percentage on the note and calculated as follows:

$1,000 + ($1,000 × underlying return × upside leverage factor)

  •
  If the final level is equal to the initial level, you will be entitled to receive a cash payment at maturity of $1,000 per $1,000 principal amount of notes.

  •
  If the final level is less than the initial level, you will lose an amount equal to 1% of the principal amount of your notes for every 1% that the final level declines from the initial level. Under these circumstances, you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes, calculated as follows:

$1,000 + ($1,000 × underlying return)

        For Return Enhanced Notes, which do not feature a buffer, you will lose some or all of your investment at maturity if the final level is less than the initial level.

Buffered Return Enhanced Notes (BREN)

        The Buffered Return Enhanced Notes will be linked to the performance of an underlying or a basket, as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the payment at maturity you will be entitled to receive will be based on the value of the final level of the underlying or basket, as applicable, relative to the initial level and the buffer amount and will be calculated as follows:

  •
  If the final level is greater than the initial level, you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes that provides you with a return on your investment equal to the underlying return multiplied by, if applicable, the upside leverage factor, subject, if applicable, to the maximum return or fixed payment percentage on the note and calculated as follows:

$1,000 + ($1,000 × underlying return × upside leverage factor)

  •
  If the final level is equal to the initial level or declines from the initial level and such decline is equal to or less than the buffer amount, you will be entitled to receive a cash payment at maturity of $1,000 per $1,000 principal amount of notes.

  •
  If the final level is less than the initial level by more than the buffer amount, for every 1% that the final level declines from the initial level beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by, if applicable, the downside leverage factor, and you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes, calculated as follows:

$1,000 + [$1,000 × (underlying return + buffer amount) × downside leverage factor]

        For Buffered Return Enhanced Notes, you will lose some or all of your investment at maturity if the final level declines from the initial level by more than the buffer amount.

Dual Directional Buffered Return Enhanced Notes (DD-BREN)

        The Dual Directional Buffered Return Enhanced Notes will be linked to the performance of an underlying or a basket, as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the payment at maturity you will be entitled to receive will be based on the value of the final level of the underlying or basket, as applicable, relative to the initial level and the buffer amount and will be calculated as follows:

  •
  If the final level is greater than the initial level, you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes that provides you with a return on your investment equal to the underlying return multiplied by, if applicable, the upside leverage factor, subject, if applicable, to the maximum return or fixed payment percentage on the note and calculated as follows:

$1,000 + ($1,000 × underlying return × upside leverage factor)

  •
  If the final level is equal to the initial level, you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes of $1,000.

  •
  If the final level declines from the initial level and such decline is equal to or less than the buffer amount, you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes that provides you with a return per $1,000 principal amount of notes equal to the absolute value of the underlying return, calculated as follows:

$1,000 + ($1,000 × absolute underlying return)

  •
  If the final level is less than the initial level by more than the buffer amount, for every 1% that the final level declines from the initial level beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by, if applicable, the downside leverage factor, and you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes, calculated as follows:

$1,000 + [$1,000 × (underlying return + buffer amount) × downside leverage factor]

        For Dual Directional Buffered Return Enhanced Notes, you will lose some or all of your investment at maturity if the final level declines from the initial level by more than the buffer amount.

Notes linked to a weighted basket of return enhanced components

        The Notes linked to a weighted basket of two or more return enhanced components. The "return enhanced components" may be either REN components, BREN components, DD-BREN components or any combination thereof, as specified in the applicable pricing supplement.

        The applicable pricing supplement will specify either (i) the weight of each return enhanced component, which will be fixed for the term of the notes or (ii) the manner in which the weight of each return enhanced component will be determined. We refer to each such weight as a "component weighting." For each return enhanced component, the applicable pricing supplement will specify whether such component is a REN component, a BREN component or a DD-BREN component. Each return enhanced component will be linked to an underlying, as specified in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the payment at maturity you will be entitled to receive will be based on the value of the final level of the basket relative to the initial level of the basket, which in turn is based on the performance of each of the return enhanced components and will be calculated as follows:

$1,000 + ($1,000 × basket return)

        With respect to notes linked to a weighted basket of return enhanced components, the "basket return" will be equal to the sum of the products of (a) the component return of each return enhanced component and (b) the component weighting of such return enhanced component. With respect to each return enhanced component, the "component return" will be calculated as specified in the applicable pricing supplement. If applicable and as specified in the applicable pricing supplement, the component return of each return enhanced component may be subject to a maximum return, an upside leverage factor and/or a downside leverage factor. If the applicable pricing supplement specifies a maximum return is applicable with respect to a return enhanced component, any appreciation in such return enhanced component will be limited to such maximum return.

General terms that may be applicable to the notes

        If applicable, the "fixed payment percentage" is a percentage that will be determined on the pricing date and that will be set forth in the applicable pricing supplement. Accordingly, if the applicable pricing supplement specifies a fixed payment percentage, the appreciation of the notes will be limited to the fixed payment percentage, even if the underlying return is greater than such fixed payment percentage.

        If applicable, the "maximum return" is a percentage that will be determined on the pricing date and that will be specified in the applicable pricing supplement. Accordingly, if the applicable pricing supplement specifies a maximum return, the appreciation of the notes will be limited to the maximum return even if the underlying return multiplied by the upside leverage factor, if applicable, is greater than such maximum return.

        If applicable, the "upside leverage factor" will be a number or percentage as specified in the applicable pricing supplement. If applicable, the "downside leverage factor" will be a number or percentage as specified in the applicable pricing supplement.

        The method of calculating the "underlying return" and the "absolute underlying return" will be as specified in the applicable pricing supplement. In addition, the applicable pricing supplement may specify that the notes will be linked to the performance of the lowest performing of two or more underlyings. If applicable, the method of determining the "lowest performing underlying" will be as specified in the applicable pricing supplement.

        If applicable, the "buffer amount" will be set forth in the applicable pricing supplement.

        The method of determining the "initial level" and the "final level" will be specified in the applicable pricing supplement. The final level will be subject to the provisions described in "—Market disruption events" herein.

        The "valuation date" will be the date or dates specified in the applicable pricing supplement, or the next succeeding underlying business day if the scheduled valuation date is not an underlying business day, subject to the market disruption provisions described in "—Market disruption events" herein.

        The "level" of any underlying at any time during the term of the notes will equal the level displayed on the relevant Bloomberg page at such time, as specified in the applicable pricing supplement (or such other page as may replace that page on that service, or if unavailable on that service, any other service displaying that level, in all cases as determined by the calculation agent).

        For a basket, the "level", on any underlying business day or trading day, will be the level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

        For a reference index, the "closing level", on any underlying business day or trading day, will be the level of the reference index determined by the calculation agent at the valuation time, which is the time at which the reference index sponsor calculates the closing level of the reference index on such underlying business day or trading day, as published by the reference index sponsor, subject to the provisions described under "—Adjustments to the calculation of the reference index" herein.

        For a fund, the "closing level", on any underlying business day or trading day, will be the last reported sale price for one share of the fund, regular way, of the principal trading session on such day on the New York Stock Exchange (or such other national securities exchange on which the fund is listed or admitted to trading) multiplied by the share adjustment factor, which will initially be set at 1.0, subject to the provisions described under "—Adjustments to the calculation of a fund" herein.

        For a basket, the "closing level", on any underlying business day or trading day, will be the closing level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

        A "business day" is any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are generally authorized or obligated by law or executive order to close.

        An "underlying business day" is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the exchanges or related exchanges (each as defined below), other than a day on which one or more of the exchanges and related exchanges is scheduled to close prior to its regular weekday closing time. "Exchange" means the principal exchange on which any underlying is traded. "Related exchange" means any exchange on which futures or options contracts relating to the underlying are traded.

        A "trading day" is any day, as determined by the calculation agent, on which trading is generally conducted on the relevant exchange for the underlying.

        The "share adjustment factor" will be set to 1.0 on the date the notes are priced for initial sale to the public and is subject to adjustment as described under "—Anti-dilution adjustments for funds" herein.

Market disruption events

        A "market disruption event" is, in respect of a reference index, the occurrence or existence on any underlying business day for such reference index (or a successor reference index) during the one-half hour period that ends at the relevant valuation time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on:

          (a)   an exchange in securities that comprise 20% or more of the level of such reference index (or a successor reference index) based on a comparison of (1) the portion of the level of such reference index (or a successor reference index) attributable to each component comprising such reference index (or a successor reference index) in which trading is, in the determination of the calculation agent, materially suspended or materially limited relative to (2) the overall level of such reference index (or a successor reference index), in the case of (1) or (2) immediately before that suspension or limitation;

          (b)   a related exchange in options contracts on such reference index (or a successor reference index); or

          (c)   a related exchange in futures contracts on such reference index (or a successor reference index);

in the case of (a), (b) or (c) if, in the determination of the calculation agent, such suspension or limitation is material.

        If the calculation agent determines that a market disruption event exists in respect of a reference index on a valuation date, then that valuation date for such reference index will be postponed to the first succeeding underlying business day for such reference index on which the calculation agent determines that no market disruption event exists in respect of such reference index, unless in respect of such valuation date the calculation agent determines that a market disruption event exists in respect of such reference index on each of the five underlying business days immediately following the scheduled valuation date. In that case, (a) the fifth succeeding underlying business day following the scheduled valuation date will be deemed to be the valuation date for such reference index, notwithstanding the market disruption event in respect of such reference index, and (b) the calculation agent will determine the closing level for such reference index on that deemed valuation date in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in any component comprising the reference index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed valuation date, of each component comprising the reference index (subject to the provisions described under "—Adjustments to the calculation of a reference index" herein).

        Unless otherwise specified in the applicable pricing supplement, in the event that a market disruption event exists in respect of a reference index on the final valuation date, the maturity date of the notes will be the fifth business day following the day on which the closing level for the valuation date for the reference index has been calculated.

        A "market disruption event" is, in respect of a fund:

          (a)   the occurrence or existence of a suspension, absence or material limitation of trading of the shares of such fund (or a successor fund) on the primary market for such shares (or such successor fund shares) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

          (b)   a breakdown or failure in the price and trade reporting systems of the primary market for the shares of the fund (or such successor fund) as a result of which the reported trading prices for such shares (or such successor fund shares) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

          (c)   the occurrence or existence of a suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the shares of the fund (or such successor fund shares), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case, as determined by the calculation agent in its sole discretion; and a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the shares of the fund or any instrument related to the shares of the fund or to adjust or unwind all or a material portion of any hedge position in the fund with respect to the notes.

        If the calculation agent determines that on a valuation date a market disruption event exists in respect of a fund, then that valuation date will be postponed to the first succeeding underlying business day on which the calculation agent determines that no market disruption event exists in respect of such fund, unless the calculation agent determines that a market disruption event in respect of such fund exists on each of the five underlying business days immediately following the valuation date. In that case, (a) the fifth succeeding underlying business day after the scheduled valuation date will be deemed to be the valuation date for such fund, notwithstanding the market disruption event in respect of such fund, and (b) the calculation agent will determine the closing level for the valuation date on that deemed valuation date in accordance with the formula for and method of calculating such fund last in effect prior to the commencement of the market disruption event using its good faith estimate of the settlement prices that would have prevailed on the applicable exchange but for the suspension or limitation, as of the relevant valuation time on that deemed valuation date, of each such security comprising the fund (subject to the provisions described under "—Adjustments to the calculation of a fund" herein).

        Unless otherwise specified in the applicable pricing supplement, in the event that a market disruption event exists in respect of the fund on the final valuation date, the maturity date of the notes will be the fifth business day following the day on which the closing level for the valuation date for the fund has been calculated.

        If the notes are linked to a basket, the valuation dates for each underlying comprising the basket not affected by a market disruption event will be the scheduled valuation dates. In the event that a market disruption event exists in respect of an underlying that comprises the basket on the final valuation date, the maturity date of the notes will be postponed to the fifth business day following the day as of which the final level for each underlying comprising the basket has been calculated.

        If the existence of a market disruption event results in a postponement of the maturity date, no interest or other payment will be payable because of such postponement.

Adjustments to the calculation of a reference index

        If any reference index is (a) not calculated and announced by its sponsor or reference index calculation agent, as applicable, but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor reference index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in the reference index, then such reference index will be deemed to be the successor reference index so calculated and announced by that successor sponsor or successor reference index calculation agent, as applicable.

        Upon any selection by the calculation agent of a successor reference index, the calculation agent will cause notice to be furnished to us and the trustee, which will provide notice of the selection of the successor reference index to the registered holders of the notes in the manner set forth below.

        If (x) on or prior to a valuation date any reference index sponsor, reference index calculation agent or reference index creator or HOLT, as applicable, makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the reference index or in any other way materially modifies the reference index (other than a modification prescribed in that formula or method to maintain such reference index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any valuation date the reference index sponsor or reference index calculation agent, as applicable (or a successor sponsor or successor reference index calculation agent, as applicable) fails to calculate and announce the reference index, then the calculation agent will calculate the payment at maturity using, in lieu of a published level for such reference index, the level for such reference index as at the valuation time on the valuation date as determined by the calculation agent in accordance with the formula for and method of calculating such reference index last in effect prior to that change or failure, but using only those components that comprised such reference index immediately prior to that change or failure. Notice of adjustment of such reference index will be provided by the trustee in the manner set forth below.

        All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us and the beneficial owners of the notes, absent manifest error.

Adjustments to the calculation of a fund

        If the fund (or a successor fund (as defined herein)) is de-listed from the relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute an exchange traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued fund (or such successor fund) (such fund being referred to herein as a "successor fund"). If the fund (or a successor fund) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing level of one share of the fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the fund. If a successor fund is selected or the calculation agent calculates the closing level by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the fund, that successor fund or closing level will be substituted for the fund (or such successor fund) for all purposes of the notes.

        If at any time:

  •
  the underlying index of the fund (or the underlying index related to a successor fund) is changed in a material respect, or

  •
  the fund (or a successor fund) in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the closing level of one share of the fund (or such successor fund) had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing level of an exchange traded fund comparable to the fund (or such successor fund) as if those changes or modifications had not been made, and calculate the closing level with reference to the fund (or such successor fund), as adjusted.

        The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

        The calculation agent will be solely responsible for the method of calculating the closing level of one share of the fund (or any successor fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Anti-dilution adjustments for funds

Share splits and reverse share splits

        If the shares of a fund are subject to a share split or reverse share split, then once such split has become effective, the share adjustment factor, which will initially be set at 1.0, will be adjusted so that the new share adjustment factor equals the product of:

  •
  the prior share adjustment factor, and

  •
  the number of shares which a holder of one share of the fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

Share dividends or distributions

        If a fund is subject to a (i) share dividend, i.e., an issuance of additional shares of the fund that is given ratably to all or substantially all holders of shares of the fund or (ii) distribution of shares of the fund as a result of the triggering of any provision of the corporate charter of the fund, then, once the dividend or distribution has become effective and the shares of the fund are trading ex-dividend, the share adjustment factor will be adjusted so that the new share adjustment factor equals the prior share adjustment factor plus the product of:

  •
  the prior share adjustment factor, and

  •
  the number of additional shares issued in the share dividend or distribution with respect to one share of the fund.

Non-cash distributions

        If a fund distributes shares of capital stock, evidences of indebtedness or other assets or property of the fund to all or substantially all holders of shares of the fund (other than (i) share dividends or distributions referred to under "—Share dividends or distributions" above and (ii) cash dividends referred to under "—Extraordinary cash dividends or distributions" below), then, once the distribution has become effective and the shares of the fund are trading ex-dividend, the share adjustment factor will be adjusted so that the new share adjustment factor equals the product of:

  •
  the prior share adjustment factor, and

  •
  a fraction, the numerator of which is the "current market price" of one share of the fund and the denominator of which is the amount by which such "current market price" exceeds the "fair market value" of such distribution.

        The "current market price" of a fund means the arithmetic average of the closing levels of one share of the fund for the ten underlying business days prior to the underlying business day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the share adjustment factor.

        "Ex-dividend date" means the first trading day on which transactions in the shares of a fund trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

        The "fair market value" of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value will equal the closing price of such distributed property on such ex-dividend date.

Extraordinary cash dividends or distributions

        A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a fund will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for the fund by an amount equal to at least 10% of the closing price of the fund on the first trading day immediately preceding the ex-dividend date, unless otherwise specified in the applicable pricing supplement.

        If an extraordinary cash dividend occurs, the share adjustment factor will be adjusted so that the new share adjustment factor equals the product of:

  •
  the prior share adjustment factor, and

  •
  a fraction, the numerator of which is the closing price of the fund on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

Events of default and acceleration

        In case an event of default (as defined in the accompanying prospectus) with respect to any notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the notes as determined by at least three but not more than five broker-dealers (which may include CSSU or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

        We may at any time purchase any notes, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

        Upon the purchase and surrender for cancellation of any notes by us or the redemption of any notes, such notes will be cancelled by the trustee.

Book-entry, delivery and form

        We will issue the notes in the form of one or more fully registered global securities, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000 or such other denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        As long as the notes are represented by the global notes, we will pay the payment at maturity on the notes, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

        For a further description of procedures regarding global securities representing book-entry securities, we refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus and "Description of Notes—Book-Entry, Delivery and Form" in the accompanying prospectus supplement.

Calculation Agent

        Unless otherwise specified in the applicable pricing supplement, the calculation agent is Credit Suisse International, an affiliate of ours. The calculations and determinations of the calculation agent will be final and binding upon all parties (except in the case of manifest error). The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to "Risk Factors—There may be potential conflicts of interest."

Further Issues

        We may from time to time, without notice to or the consent of the registered holders of the notes, create and issue further securities ranking on an equal basis with the notes being offered hereby in all respects. Such further securities will be consolidated and form a single series with the notes being offered hereby and will have the same terms as to status, redemption or otherwise as the notes being offered hereby.

Notices

        Notices to holders of the notes will be made by first class mail, postage prepaid, to the registered holders.

 THE UNDERLYINGS

        The reference indices and/or funds to which the notes are linked will be specified in the applicable pricing supplement.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

  •
  a financial institution,

  •
  a mutual fund,

  •
  a tax-exempt organization,

  •
  a grantor trust,

  •
  certain U.S. expatriates,

  •
  an insurance company,

  •
  a dealer or trader in securities or foreign currencies,

  •
  a person (including traders in securities) using a mark-to-market method of accounting,

  •
  a person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

  •
  an entity that is treated as a partnership for U.S. federal income tax purposes.

        The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the "IRS") has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

        You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

        IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the Securities

        There are no regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities. Thus, the characterization of the securities is not certain. Our special tax counsel, Orrick, Herrington & Sutcliffe LLP, has advised that the securities should be eligible for open transaction treatment. The applicable pricing supplement for the securities will state whether the securities should be treated, for U.S. federal income tax purposes, as a prepaid financial contract or a prepaid forward contract, with respect to the relevant underlying or the basket, as applicable. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the securities, you, agree to treat your securities for all tax purposes in accordance with such characterization, and the balance of this discussion assumes that the securities will be so treated.

        You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the securities constitute "contingent payment debt instruments" that are subject to special tax rules governing the recognition of income over the term of your securities. If the securities were to be treated as contingent debt, you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield. The amount of interest that you would be required to include in income on a current basis would not be matched by cash distributions to you since the securities do not provide for any cash payments during their term. You would recognize gain or loss upon the sale, redemption or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your securities. In general, your adjusted basis in your securities would be equal to the amount you paid for your securities, increased by the amount of interest you previously accrued with respect to your securities. Any gain you recognized upon the sale, redemption, or maturity of your securities would be ordinary income and any loss to the extent of interest you included in income in the current or previous taxable years in respect of your securities would be ordinary loss, and thereafter would be capital loss. It is also possible that the IRS would seek to characterize your securities as options, and thus as Code section 1256 contracts in the event that they are listed on a securities exchange. In such case, the securities would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

        You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

        For purposes of this discussion, the term "U.S. Holder," for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax adviser regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

        In accordance with the agreed-upon tax treatment described above (and subject to the discussion below under "Constructive Ownership Transaction Rules"), upon receipt of the payment at maturity of the securities from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder's tax basis in the security at that time. For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at maturity. For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss.

        Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder's tax basis in the security (generally its cost). For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at the time of disposition. For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss.

Constructive Ownership Transaction Rules

        Under Code section 1260, all or a portion of the gain arising from certain "constructive ownership transactions" may be recharacterized as ordinary income, and certain interest charges may be imposed with respect to any such recharacterized income. These rules by their terms may apply to all or a portion of the gain derived from the securities if the securities reference an equity interest in a "pass-thru entity" within the meaning of Code section 1260, which includes shares in an exchange-traded fund. The applicable pricing supplement for the securities will contain additional information relating to Code section 1260 if they reference an equity interest in a pass-thru entity.

Non-U.S. Holders Generally

        In the case of a holder of the securities that is not a U.S. Holder and has no connection with the United States other than holding its securities (a "Non-U.S. Holder"), payments made with respect to the securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (ii) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

        Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

        The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisers regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice on Certain Financial Transactions

        On December 7, 2007, the IRS and the Treasury Department issued Notice 2008-2, in which they stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on (a) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (b) whether income and gain on such an instrument should be ordinary or capital, and (c) whether foreign holders should be subject to withholding tax on any deemed income accrual.

        Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income. It is also possible that a Non-U.S. Holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis). You are urged to consult your tax adviser regarding Notice 2008-2 and its possible impact on you.

Possible Legislation on Prepaid Derivative Contracts

        On December 19, 2007, Representative Richard Neal introduced a tax bill (the "Bill") before the House Ways and Means Committee that would apply to "prepaid derivative contracts" acquired after the date of enactment of the Bill. The Bill, if enacted, would apply to certain derivative financial contracts with a term of more than one year, where there is no substantial likelihood that the taxpayer will be required to pay any additional amount thereunder, and would require the holder of such a contract to include as interest income each year in respect of such contract an amount determined by reference to the monthly U.S. federal short-term rate determined under Code section 1274(d). A holder's tax basis in such contract would be increased by the amount so included. Any gain (either at maturity or upon sale) with respect to the contract would be treated as long-term capital gain if the contract is a capital asset in the hands of the holder and such holder has held the contract for more than one year. Any loss would be treated as ordinary loss to the extent of prior interest accruals.

        While the Bill, if enacted, would not apply to the securities (due to its prospective effective date), it is not possible to predict whether any tax legislation that may ultimately be enacted will apply to your securities (possibly on a retroactive basis). You are urged to consult your tax adviser regarding the Bill and any future tax legislation that may apply to your securities.

Backup Withholding and Information Reporting

        A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.

BENEFIT PLAN INVESTOR CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, (the "Code"), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include "plan assets" by reason of any such plan's or arrangement's investment therein (we refer to the foregoing collectively as "Plans") and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans ("Non-ERISA Arrangements") are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a "Similar Law").

        In addition to ERISA's general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" as defined in ERISA or "disqualified persons" as defined in Section 4975 of the Code (we refer to the foregoing collectively as "parties in interest") unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in notes should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

        In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase notes, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called "service provider exemption"). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

        Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such notes, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding notes on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such notes shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

        Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the notes. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

        Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent deposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

 UNDERWRITING

        Unless otherwise specified in the applicable pricing supplement, we will sell the notes to CSSU, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. CSSU may offer the notes it has purchased as principal to other dealers. CSSU may sell notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by CSSU from us. After the initial public offering of any notes, the public offering price, concession and discount of such notes may be changed.

        Each issue of notes will be a new issue of notes with no established trading market. Unless otherwise specified in the applicable pricing supplement, CSSU intends to make a secondary market in the notes. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may use the pricing supplement, together with this product supplement and the accompanying prospectus supplement and prospectus, in connection with the offers and sales of securities related to market-making transactions by and through our broker- dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker- dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the notes and any broker-dealer subsidiary or affiliate that does make a market in the notes may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the notes. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a national securities exchange in the United States.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        CSSU is our affiliate. Accordingly, any offering in which CSSU participates as an underwriter will be conducted in accordance with the applicable provisions of Section 2720 of the Rules of the Financial Industry Regulatory Authority.

        We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

        In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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  Over-allotment involves sales by CSSU in excess of the principal amount of notes CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing notes in the open market.

        These stabilizing transactions may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market.

        CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

        In the United States, the notes may be offered for sale in those jurisdictions where it is lawful to make such offers.

        CSSU has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

        No action has been or will be taken by us or CSSU that would permit a public offering of the notes or possession or distribution of the relevant underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus or any pricing supplement in any jurisdiction other than the United States.

        Concurrently with the offering of the notes as described in this product supplement, we may issue other notes from time to time as described in the accompanying prospectus supplement and prospectus.

NOTICE TO INVESTORS

  Argentina

        The notes are not and will not be authorized by the Argentine Comisión Nacional de Valores for public offering in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

  Uruguay

        This is a private offering. The notes have not been, and will not be, registered with the Central Bank of Uruguay for public offer in Uruguay.

  Brazil

        Each purchaser of the notes will be required to represent and agree that it has not offered or sold, and will not offer or sell, any securities in Brazil, except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations. The notes have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários—CVM).

  Mexico

        The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement and the accompanying pricing supplement, prospectus supplement and prospectus may not be publicly distributed in the United Mexican States.

  Chile

        NEITHER THE ISSUER NOR THE NOTES HAVE BEEN REGISTERED WITH THE SUPERINTENDENCIA DE VALORES Y SEGUROS PURSUANT TO LAW NO. 18.045, THE LEY DE MERCADO DE VALORES, AND REGULATIONS THEREUNDER. THIS PRODUCT SUPPLEMENT AND THE ACCOMPANYING PRICING SUPPLEMENT, PROSPECTUS SUPPLEMENT AND PROSPECTUS DO NOT CONSTITUTE AN OFFER OF, OR AN INVITATION TO SUBSCRIBE FOR OR PURCHASE, THE NOTES IN THE REPUBLIC OF CHILE, OTHER THAN TO INDIVIDUALLY IDENTIFIED BUYERS PURSUANT TO A PRIVATE OFFERING WITHIN THE MEANING OF ARTICLE 4 OF THE LEY DE MERCADO DE VALORES (AN OFFER THAT IS NOT "ADDRESSED TO THE PUBLIC AT LARGE OR TO A CERTAIN SECTOR OR SPECIFIC GROUP OF THE PUBLIC").

  European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this product supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the notes that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

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  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

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  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

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  to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

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  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of notes described in this product supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this product supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Credit Suisse